EXHIBIT 23.2


                          INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Registration Statement (No. 333-124750) on Form SB-2 of Health Discovery Corporation of our report dated September 22, 2005 (which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern), relating to our audits of the financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.


/s/ Porter Keadle Moore, LLP
Porter Keadle Moore, LLP

Atlanta, Georgia
December 13, 2005